EXHIBIT 5.1

Attorneys at Law

Baton Rouge
Birmingham
Houston
Jackson
Memphis
Mobile
Nashville
New Orleans
Washington, DC

August 23, 2006

Board of Directors

Cadence Financial Corporation

301 East Main Street

Starkville, Mississippi 39759

RE:	Form S-8 Registration Statement of Cadence Financial Corporation – 2006 Long-Term Incentive Compensation Plan (the “Plan”)

Ladies and Gentlemen:

We have acted as counsel for Cadence Financial Corporation, a Mississippi corporation (the “Company”), in connection with the referenced Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and covering 750,000 shares of the Company’s common stock, $1.00 par value (“Common Stock”), that may be offered and sold pursuant to the grant and exercise of awards under the Plan. This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601 (b)(5) of Regulation S-K.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued upon the grant and exercise of awards pursuant to the Plan have been duly authorized by all requisite action on the part of the Company and, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, and in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

Sincerely,

/s/ ADAMS AND REESE LLP

ADAMS AND REESE LLP